UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-5654583
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6920 Seaway Blvd Everett, WA	98203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.700% Notes due 2026	The New York Stock Exchange
3.700% Notes due 2029	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-272489 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 3.700% Notes due 2026 and the 3.700% Notes due 2029 issued by Fortive Corporation, which are to be registered hereunder, is contained under the caption “Description of Debt Securities” in the Prospectus dated June 7, 2023 (the “Base Prospectus”) and under the caption “Description of Notes” in the Prospectus Supplement dated February 8, 2024 to the Base Prospectus, forming a part of the Form S-3 Registration Statement (File No. 333-272489) (the “Registration Statement”) of Fortive Corporation, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 2. Exhibits.

The following exhibits are filed herewith and with the New York Stock Exchange, Inc.

Exhibit Number	Exhibit Description

4.1	Indenture, dated February 13, 2024, between Fortive Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Fortive Corporation’s Current Report on Form 8-K filed February 13, 2024)

4.2	Supplemental Indenture No. 1, dated February 13, 2024, between Fortive Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Fortive Corporation’s Current Report on Form 8-K filed February 13, 2024)

4.3	Form of Global Note representing the 3.700% Notes due 2026 (incorporated by reference to Exhibit 4.3 to Fortive Corporation’s Current Report on Form 8-K filed February 13, 2024)

4.4	Form of Global Note representing the 3.700% Notes due 2029 (incorporated by reference to Exhibit 4.4 to Fortive Corporation’s Current Report on Form 8-K filed February 13, 2024)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FORTIVE CORPORATION

Date: February 15, 2024

	By:	/s/ Daniel B. Kim
	Name:	Daniel B. Kim
	Title:	Vice President, Associate General Counsel and Secretary